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                                                           Prospectus Supplement
                                                Filed pursuant to Rule 424(b)(3)
                                                              File No. 333-56941

                        _______________________________

                        AMERICAN DENTAL PARTNERS, INC.

                        750,000 SHARES OF COMMON STOCK
                                      AND
                   $25,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                         SUBORDINATED PROMISSORY NOTES
                                 May 23, 2000

                        _______________________________


     This prospectus supplement relates to the prospectus dated April 21, 2000 (the "Prospectus"), covering our offer and sale of up to 750,000 shares of our Common Stock and up to $25,000,000 aggregate principal amount of our Subordinated Promissory Notes which we may issue from time to time in connection with future direct and indirect acquisition and affiliation transactions.

     As of May 22, 2000, 679,878 shares of our Common Stock and $21,206,500 of our Subordinated Promissory Notes remain available for issuance.

                              Recent Developments
                              -------------------

     Attached hereto and incorporated by reference herein is the Quarterly Report on Form 10-Q of American Dental Partners, Inc. for the quarterly period ended March 31, 2000.

     This prospectus supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus.

                        _______________________________


     Our Common Stock trades on the Nasdaq National Market under the symbol "ADPI." On May 22, 2000, the last reported sale price of our Common Stock was $8.625 per share.

     INVESTING IN THE COMMON STOCK AND THE SUBORDINATED PROMISSORY NOTES ISSUED UNDER THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT INVOLVES RISK. BEFORE MAKING ANY INVESTMENT IN OUR COMPANY, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED ANY OF THE SECURITIES OFFERED BY THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT OR DETERMINED THAT THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.